                            SCHEDULE 14A INFORMATION

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                      the Securities Exchange Act of 1934

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         Section240.14a-12

                                        WHITMAN CORPORATION
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[LOGO]

                                                          Whitman Corporation
                                                          3501 Algonquin Road
                                                          Rolling Meadows,
                                                          Illinois 60008

                                                          Bruce S. Chelberg
                                                          Chairman and
                                                          Chief Executive
                                                          Officer

                                         March 23, 2000

       Dear Shareholder:

           We are pleased to invite you to attend the 2000 Annual
       Meeting of Shareholders of Whitman Corporation, to be held on May 4, 2000 at 10:30 a.m., local time, in the Hotel du Pont, Christina Room, 11(th) and Market Streets, Wilmington,
       Delaware.

           The formal notice of the meeting follows on the next page. Enclosed with this proxy statement are your proxy card, a postage-paid envelope to return your proxy card and a copy of our Annual Report for 1999.

           In order to complete arrangements for the meeting, we would like to know in advance how many shareholders expect to attend. If you plan to attend, please check the box provided on the proxy card.

           Your vote is important, regardless of the size of your holdings. Even if you plan to attend the meeting, please complete, sign and date the enclosed proxy card and return it in the accompanying envelope. Instructions regarding voting are contained on the proxy card. If you attend the meeting and prefer to vote in person, you may do so. PROMPT RETURN OF YOUR PROXY WILL SAVE THE EXPENSE OF SENDING YOU A SECOND PROXY.

           We look forward to seeing you at the meeting.

                                  /s/ Bruce S. Chelberg

                                    Chairman and Chief Executive
                                    Officer

                  Notice of Annual Meeting of Shareholders of
                              WHITMAN CORPORATION

Date: May 4, 2000

Time: 10:30 a.m. local time

Place: Hotel du Pont
     Christina Room
     11(th) and Market Streets
     Wilmington, Delaware

Purposes:

    - To elect ten directors;

    - To approve the Whitman Corporation 2000 Stock Incentive Plan; and

    - To act upon such other matters as may properly come before the meeting.

    The close of business on March 6, 2000, has been fixed as the record date for determination of shareholders entitled to notice of and to vote at the meeting. A complete list of the shareholders entitled to vote at the meeting will be open to the examination of any shareholders, for any purpose germane to the meeting, during ordinary business hours, during the ten days prior to the meeting at Richards, Layton & Finger, P.A., One Rodney Square, Wilmington, Delaware.

    Please vote your shares as promptly as possible. Even if you plan to attend the meeting please complete, sign and date the enclosed proxy card and return it in the accompanying envelope. If you attend the meeting, you may vote your shares in person if you wish.

                                          By Order of the Board of Directors

                                          Steven R. Andrews
                                          Corporate Secretary

Rolling Meadows, Illinois
March 23, 2000

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
Notice of 2000 Annual Meeting of Shareholders of Whitman
  Corporation
Whitman Corporation.........................................      1
The Annual Meeting..........................................      1
Voting Instructions.........................................      1
Proposal 1: Election of Directors...........................      3
Our Board of Directors and Committees.......................      8
Director Compensation.......................................      9
Our Largest Shareholders....................................      9
Shares Held by Our Directors and Executive Officers.........     10
Section 16(a) Beneficial Ownership Reporting Compliance.....     10
Executive Compensation......................................     11
Report of Management Resources and Compensation Committee on
  Executive Compensation....................................     14
Shareholder Return Performance Graph........................     16
Certain Relationships and Related Transactions..............     16
Proposal 2: Approval of Whitman Corporation 2000 Stock
  Incentive Plan............................................     18
Independent Public Accountants..............................     24
Whitman's Form 10-K.........................................     24
Shareholder Proposals for the 2001 Annual Meeting...........     24
Other Matters...............................................     24

Exhibit A--Whitman Corporation 2000 Stock Incentive Plan....    A-1

                              WHITMAN CORPORATION

              3501 Algonquin Road, Rolling Meadows, Illinois 60008

                                Proxy Statement

                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 4, 2000

                              WHITMAN CORPORATION

    We are engaged in the production and distribution of Pepsi-Cola brand products and a variety of other non-alcoholic beverage products through our principal operating subsidiary, Pepsi-Cola General Bottlers, Inc. ("Pepsi General"). Pepsi General is one of the world's largest franchised Pepsi-Cola bottlers, accounting for about 17% of all Pepsi-Cola products sold in the United States.

    In May 1999, our shareholders approved the merger of the former Whitman Corporation into a wholly owned subsidiary of PepsiCo, Inc. ("PepsiCo"). Following the Merger, the PepsiCo subsidiary changed its name to "Whitman Corporation," and the shareholders of the former Whitman Corporation became the owners of approximately 61% of the common stock of the "new" Whitman and PepsiCo became the owner of approximately 39% of the common stock. At the same time, we became a substantially larger company, with several additional Pepsi-Cola franchises in the central portions of the United States and international Pepsi-Cola franchises in the Czech and Slovak Republics, Hungary and Poland.

    Our principal executive offices are located at 3501 Algonquin Road, Rolling Meadows, Illinois 60008, and our telephone number is (847) 818-5000.

                               THE ANNUAL MEETING

ATTENDING THE ANNUAL MEETING

    Our meeting will be held on May 4, 2000 at 10:30 a.m., in the Hotel du Pont, Christina Room, 11(th) and Market Streets, Wilmington, Delaware.

THIS PROXY STATEMENT

    We sent you these proxy materials because our Board of Directors is soliciting your proxy to vote your shares at the meeting. If you own Whitman common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one set of these proxy materials.

    On March 23, 2000, we began mailing these proxy materials to all shareholders of record at the close of business on March 6, 2000 (the "record date"). On the record date there were 137,580,262 shares outstanding and approximately 14,241 holders of record.

QUORUM REQUIREMENT

    A quorum is necessary to hold a valid meeting. The attendance by proxy or in person of holders of fifty-one percent of the shares entitled to vote at the meeting will constitute a quorum to hold the meeting. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker votes on some matter on the proxy card but not on others because the broker does not have the authority to do so.

                              VOTING INSTRUCTIONS

    You are entitled to one vote for each share of common stock that you own as of the close of business on the record date. Please carefully read the instructions below on how to vote your shares. Because the instructions vary depending on how you hold your shares, it is important that you follow the instructions that apply to your particular situation.

IF YOUR SHARES ARE HELD IN YOUR NAME.

    VOTING BY PROXY. Even if you plan to attend the meeting, you can vote by mail before the meeting by signing, dating and mailing the enclosed proxy card.

    VOTING IN PERSON AT THE MEETING. If you plan to attend the meeting, you can vote in person. In order to vote at the meeting, you will need to bring your share certificates or other evidence of your share ownership with you to the meeting.

    REVOKING YOUR PROXY. As long as your shares are registered in your name, you may revoke your proxy at any time before it is exercised. There are several ways you can do this:

    - by filing a written notice of revocation with our Corporate Secretary;

    - by duly signing and delivering another proxy that bears a later date; or

    - by attending the meeting and voting in person.

IF YOUR SHARES ARE HELD IN "STREET NAME".

    VOTING BY PROXY. If your shares are registered in the name of your broker or nominee, you will receive instructions from the holder of record that you must follow in order for your shares to be voted.

    VOTING IN PERSON AT THE MEETING. If you plan to attend the meeting and vote in person, you should contact your broker or nominee to obtain a broker's proxy card and bring it and your account statement or other evidence of your share ownership with you to the meeting.

    REVOKING YOUR PROXY. If your shares are held in street name, you must contact your broker to revoke your proxy.

VOTING RULES

    By giving us your proxy, you authorize the individuals named on the proxy card to vote your shares in the manner you indicate at the meeting or any adjournments thereof. With respect to the election of nominees for director, you may:

    - vote "for" the election of the nominees for director named in this proxy statement;

    - "withhold" authority to vote for all of the nominees; or

    - "withhold" authority to vote for one or more of the nominees and vote "for" the remaining nominee(s).

    If a quorum is present at the meeting, the nominees receiving the greatest number of votes will be elected to serve as directors. Because of this rule, non-voted shares and shares whose votes are withheld will not affect the outcome of the election of directors and withholding authority to vote for a particular nominee will not prevent that nominee from being elected.

    With respect to the proposal to approve the Whitman Corporation 2000 Stock Incentive Plan, you may:

    - vote "for" the approval of the plan;

    - vote "against" the approval of the plan; or

    - "abstain" from voting on the proposal.

    If a quorum is present at the meeting, the affirmative vote of a majority of the total votes cast on this proposal will be required to approve the plan. Non-voted shares and shares whose votes are withheld will not be included in the number of votes cast.

    If you sign and return your proxy card with no votes marked, your shares will be voted as follows:

    - "for" the election of all nominees for director named in this proxy statement; and

    - "for" the approval of the Whitman Corporation 2000 Stock Incentive Plan.

    We actively solicit proxy participation. We will bear the cost of soliciting proxies. In addition to this notice by mail, we request and encourage brokers, custodians, nominees and others to supply proxy materials to shareholders, and we will reimburse them for their expenses. Our officers and employees may, by letter, telephone, electronic mail, or in person, make additional requests for the return of proxies, although we do not reimburse our own employees for soliciting proxies. In addition, we have hired Georgeson Shareholder Communications, Inc. for $9,000 plus associated costs and expenses to assist in the solicitation.

TABULATING THE VOTE

    Whitman has a policy that all proxies, ballots and votes tabulated at a meeting of shareholders are confidential, and the votes will not be revealed to any Whitman employee or anyone else, other than to the non-employee tabulator of votes or an independent election inspector, except (1) as necessary to meet applicable legal requirements or (2) in the event a proxy solicitation in opposition to the election of the Board of Directors is filed with the Securities and Exchange Commission. Representatives of EquiServe, the Company's stock transfer agent, will tabulate votes and act as inspectors of election at the meeting.

                       PROPOSAL 1: ELECTION OF DIRECTORS

    Our directors are elected each year at the annual meeting by our shareholders. We do not have a classified Board of Directors. Ten directors will be elected at this year's meeting. Each director's term lasts until the 2001 Annual Meeting of Shareholders and until he or she is succeeded by another qualified director who has been elected. On May 20, 1999, Whitman entered into a shareholder agreement with PepsiCo. Pursuant to the shareholder agreement, Messrs. Sharpe and von der Heyden, whose biographies appear below, were named as directors of Whitman following the merger, in addition to the nine members of the Board of the former Whitman Corporation. All the nominees are currently directors of Whitman. Charles S. Locke, a director since 1991, is retiring on the date of the 2000 Annual Meeting and will not be replaced.

    If a nominee is unavailable for election, the proxy holders may vote for another nominee proposed by the Board or the Board may reduce the number of directors to be elected at the meeting. Set forth below is information furnished with respect to each nominee for election as a director.

                    HERBERT M. BAUM                          DIRECTOR SINCE 1995

                     President and Chief Operating Officer
                     Hasbro, Inc.

[PHOTO1]

                        Mr. Baum, 63, is President and Chief Operating Officer
                    of Hasbro, Inc. Prior to joining Hasbro in 1999, Mr. Baum was employed by Quaker State Corporation as its Chairman and Chief Executive Officer from 1993 to 1999. Prior to joining Quaker State, Mr. Baum was employed by Campbell Soup Company from 1978 to 1993, where he served in various positions, most recently as Executive Vice President and President, Campbell
North/South America. Mr. Baum also serves as a director of Hasbro, Inc., Dial Corporation, Meredith Corporation, Fleming Companies, Inc. and Midas, Inc., a corporation which we spun off to shareholders in January, 1998. He is past chairman of the Association of National Advertisers, as well as a member of the Board of Directors of the American Marketing Association. Mr. Baum earned his BA degree in Business Administration from Drake University in 1958.

                    BRUCE S. CHELBERG                        DIRECTOR SINCE 1988

                     Chairman and Chief Executive Officer
                     Whitman Corporation

[PHOTO2]

                        Mr. Chelberg, 65, received his BS degree from the
                    University of Illinois in 1956 and an LLB degree from the University of Illinois College of Law in 1958. From 1958 to 1981 he was employed by Trans Union Corporation, where he attained the position of President and Chief Operating Officer and served as a director. Mr. Chelberg joined us in 1982 as our Senior Vice
President-International. After holding a number of other positions, he became our Executive Vice President in 1985 and our Chairman and Chief Executive Officer in 1992. Mr. Chelberg is also a director of First Midwest
Bancorp, Inc., Northfield Laboratories Inc. and Snap-On Incorporated. He is also a member of the Illinois State Bar Association.

                    RICHARD G. CLINE                         DIRECTOR SINCE 1987

                     Retired Chairman and
                     Chief Executive Officer
                     Nicor Inc. and Chairman of
                     Hussman International, Inc.

[PHOTO3]

                        Mr. Cline, 65, served as President and Chief Operating
                    Officer of Nicor Inc. beginning in 1985, and became Chairman of the Board and Chief Executive
                    Officer in 1986. He retired as Chief Executive officer in May, 1995 and continued to serve as Chairman until his retirement from the company at the end of 1995. Nicor is engaged in natural gas distribution and containerized liner shipping. For the previous 22 years, Mr. Cline was an executive of Jewel Companies, Inc., becoming Chairman, President and Chief Executive Officer in 1984. Currently, Mr. Cline is Chairman of the Board of Hussmann International, Inc., a corporation which we spun off to shareholders in January, 1998. He is also Chairman of Hawthorne
Investors, Inc., a private management advisory and investment firm he founded in 1996. Additionally, he is a director of Kmart Corporation and Ryerson
Tull, Inc., a trustee of The Northern Institutional Funds, and is a past chairman of the Federal Reserve Bank of Chicago. Mr. Cline is a 1957 graduate of the University of Illinois, and he is a director and past president of the University of Illinois Foundation.

                    PIERRE S. DU PONT                        DIRECTOR SINCE 1990

                     Richards, Layton & Finger, P.A.

[PHOTO4]
                        Governor du Pont, 65, is a director in the law firm of
                    Richards, Layton & Finger, P.A., Wilmington, Delaware. A 1956 graduate of Princeton University, he served in the U.S. Navy from 1957-1960 and received his law degree from Harvard University in 1963. After six years in business with E.I. du Pont de
                    Nemours & Co., Inc., he entered politics in 1968, serving in the Delaware House of Representatives (1968-1970), as a member of the U.S. House of Representatives (1971-1977), and as Governor of the State of Delaware (1977-1985). He is a trustee of The Northwestern Mutual Life Insurance Company. Governor du Pont served as Chairman of the Hudson Institute in 1985-1986 and currently serves as Policy Chairman of the National Center for Policy Analysis.
                    ARCHIE R. DYKES                          DIRECTOR SINCE 1985

                     Chairman
                     Capital City Holdings Inc.

[PHOTO5]

                        Dr. Dykes, 69, is Chairman of Capital City
                    Holdings Inc., Nashville, Tennessee, a venture capital organization. Dr. Dykes served as Chairman and Chief Executive Officer of the Security Benefit Group of Companies from 1980 through 1987. He served as Chancellor of the University of Kansas from 1973 to 1980. Before that he was Chancellor of the University of Tennessee. Dr. Dykes is a director of the Fleming
Companies, Inc., Hussmann International, Inc., Midas, Inc. and the Employment Corporation. He is also a member of the Board of Trustees of the Kansas University Endowment Association and the William Allen White Foundation. He formerly served as Vice Chairman of the Commission on the Operation of the United States Senate and as a member of the Executive Committee of the Association of American Universities.

                    CHARLES W. GAILLARD                      DIRECTOR SINCE 1997

                     Retired President
                     General Mills, Inc.

[PHOTO6]

                        Mr. Gaillard, 59, spent his entire professional career
                    with General Mills, Inc., joining the company in 1966. He served in various management positions, becoming Executive Vice President in 1989. From 1989 to 1993, he was Chief Executive Officer of an international joint venture with Nestle, S.A. He was elected Vice Chairman and a director of General Mills in 1994 and President in 1995, and also served as a director of the company until retiring in 1999. Mr. Gaillard also serves as a director of the US Can Corp. and The Valspar Corporation.

                    JAROBIN GILBERT, JR.                     DIRECTOR SINCE 1994

                     President and Chief Executive Officer
                     DBSS Group, Inc.

[PHOTO7]

                        Mr. Gilbert, 54, is President and Chief Executive
                    Officer of DBSS Group, Inc., a management, planning and international trade advisory firm. The firm provides trade advisory services, trade consulting and participates in negotiations. He is also a director of Midas, Inc. and the Venator Group. Mr. Gilbert also serves on the Board of Directors of the American Council on Germany and the Valley Agency for Youth. He is a
permanent member of the Council on Foreign Relations.

                    VICTORIA B. JACKSON                      DIRECTOR SINCE 1994

                     Former President and
                     Chief Executive Officer
                     DSS/ProDiesel, Inc.

[PHOTO8]

                        Ms. Jackson, 45, received her BBA degree from Belmont
                    University in 1977 and an MBA degree from Vanderbilt University in 1981. Following graduation from college, she joined DSS/ProDiesel, a diesel parts remanufacturing and distribution company based in Nashville, Tennessee, and subsequently served as its President and Chief Executive
Officer until February of 1999. Ms. Jackson is also a director of Hussmann International, Inc., AmSouth Bancorporation and Meritor Automotive. She has previously served as Chairman of Tennessee's Alcohol and Beverage Commission, as a director of the Association of Diesel Specialists and as a member of the Board of Directors of the Federal Reserve Bank of Atlanta.

                    ROBERT F. SHARPE, JR.                    DIRECTOR SINCE 1999

                     Senior Vice President, Public Affairs
                     and General Counsel
                     PepsiCo, Inc.

[PHOTO9]

                        Mr. Sharpe, 48, is Senior Vice President, Public Affairs
                    and General Counsel of PepsiCo. Mr. Sharpe joined PepsiCo as Senior Vice President, General Counsel in January 1998.
                    Mr. Sharpe was Senior Vice President and General Counsel of RJR Nabisco Holdings Corp. from 1996 until he joined PepsiCo. He was previously Vice President, Tyco
International Ltd. from 1994 to 1996 and Vice President, Assistant General Counsel and Secretary of RJR Nabisco Holdings Corp. and RJR Nabisco, Inc. from 1989 to 1994. Mr. Sharpe is also a director of The Pepsi Bottling Group, Inc.

                    KARL M. VON DER HEYDEN                   DIRECTOR SINCE 1999

                     Vice Chairman
                     PepsiCo, Inc.

[PHOTO10]

                        Mr. von der Heyden, 63, is Vice Chairman of the Board of
                    Directors of PepsiCo, a position he has held since 1996.
                    Mr. von der Heyden also served as Chief Financial Officer of PepsiCo until March 1998. Mr. von der Heyden was previously Co-Chairman and Chief Executive Officer of RJR
                    Nabisco, Inc. from
                    March through May 1993, and was Executive Vice President and Chief Financial Officer of RJR Nabisco, Inc. from 1989 to
1993. He served as President and Chief Executive Officer of Metallgesellschaft Corp. from 1993 to 1994. Mr. von der Heyden also serves on the Board of Directors of Federated Department Stores, Inc., AstraZeneca PLC, and The Pepsi Bottling Group, Inc.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ALL OF THE
                                   NOMINEES.

                     OUR BOARD OF DIRECTORS AND COMMITTEES

    The Board of Directors represents the interests of our shareholders as a whole and is responsible for directing the management of the business and affairs of Whitman, as provided by Delaware law. The Board of Directors held 8 meetings in 1999. In addition to meetings of the full Board, directors also attended Committee meetings. Each director attended at least 75% of all of the meetings of the Board of Directors and of those Committees on which he or she served. The Board of Directors has standing executive, audit, management resources and compensation, and finance and pension committees and has a committee on directors. The following table shows the membership of these committees:

                                                         MANAGEMENT
                                                         RESOURCES AND   FINANCE AND   COMMITTEE ON
            NAME              EXECUTIVE   AUDIT **       COMPENSATION    PENSION       DIRECTORS
Herbert M. Baum                   X                            X              X
Bruce S. Chelberg                X*                                                         X
Richard G. Cline                  X                           X*                            X
Pierre S. du Pont                                                            X*             X
Archie R. Dykes                                                X                           X*
Charles W. Gaillard                            X                              X
Jarobin Gilbert, Jr.                           X               X
Victoria B. Jackson                            X                                            X
Robert F. Sharpe, Jr.                                          X
Karl M. von der Heyden                                                        X             X

    * Denotes Committee Chairman.

    ** Charles S. Locke, who is retiring on May 4, 2000, is the current Chairman of the Audit Committee.

    The EXECUTIVE COMMITTEE is constituted by the Board of Directors to act in lieu of the Board of Directors and between meetings of the Board of Directors. During 1999, the Executive Committee held no meetings.

    The AUDIT COMMITTEE reviews our annual financial statements included in our Annual Report on Form 10-K and the audit report we receive from our independent certified public accountants, and discusses any findings in the audit report. The Audit Committee also recommends the selection of our independent certified public accounting firm each year and reviews audit and any non-audit fees we pay to the certified public accountants. The Audit Committee also reviews audit reports of the Internal Audit function, and the Internal Audit function regularly attends Audit Committee meetings and gives reports to and answers inquiries from the Audit Committee as required. The Audit Committee reports its findings and recommendations to the Board for appropriate action. During 1999, the Audit Committee held 2 meetings.

    The MANAGEMENT RESOURCES AND COMPENSATION COMMITTEE, which held 6 meetings in 1999, is primarily responsible for each of the following activities:

    - supervising our compensation policies;

    - management evaluation and succession planning;

    - administering our Management Incentive Compensation Plan and Stock Incentive Plan;

    - reviewing salaries on authority delegated by the Board;

    - approving salary adjustments except those of the Chairman of the Board and the Chief Executive Officer;

    - approving significant changes in salaried employee benefits; and

    - recommending to the Board such other forms of remuneration as it deems appropriate.

    The FINANCE AND PENSION COMMITTEE supervises our financial affairs and receives and reviews reports of the Management Committee for our pension plans. The Board has delegated to the Finance and Pension Committee and certain officers its authority to approve financing arrangements involving the borrowing of up to $100 million in any one transaction. The Finance and Pension Committee periodically reports to the Board on action taken to approve financing transactions in excess of $25 million. During 1999, the Finance and Pension Committee held 2 meetings.

    The COMMITTEE ON DIRECTORS is responsible for presenting nominations of prospective Board members to the Board and to consider other matters pertaining to Board membership, such as meeting dates, retirement policy and compensation of outside directors. In November 1999, Mr. Chelberg announced to the Board that he plans to retire at the end of 2000, and the Board appointed the Committee on Directors to serve as a search committee to find a replacement for Mr. Chelberg. During 1999, the Committee on Directors held 2 meetings. In carrying out its responsibilities relative to finding the best qualified persons to serve as directors, the Committee on Directors will consider nominees recommended by other directors, shareholders and management who present for evaluation by the Committee on Directors appropriate data with respect to the suggested candidate, consisting of age, business experience, educational background, current directorships, involvement in legal proceedings during the last five years which are material to evaluation of the integrity of the candidate, and an indication of the willingness of the candidate to serve as a director. Each recommendation should be sent to the attention of the Secretary, Whitman Corporation, prior to December 1 of each year. Shareholder nominees for director may also be presented pursuant to our bylaws as described in this proxy statement under "Shareholder Proposals for the 2001 Annual Meeting."

                             DIRECTOR COMPENSATION

    Directors who are Whitman employees receive no fees for their services as director. Outside directors receive an annual retainer of $24,000, plus $1,000 for each meeting of the Board and $1,000 for each meeting of a committee of the Board of Directors he or she attends. The Chairman of each committee of the Board receives an additional $5,000 annual retainer. In 1999, outside directors also received a supplemental retainer consisting of 625 shares of our common stock, plus the equivalent fair market value of such shares in cash.

                            OUR LARGEST SHAREHOLDERS

    The following table sets forth information, as of February 25, 2000, with respect to the beneficial ownership of our common stock of each person who, to our knowledge, beneficially owned more than five percent of our common stock.

                                               NUMBER OF SHARES
                                                AND NATURE OF          PERCENT
           NAME AND ADDRESS                  BENEFICIAL OWNERSHIP      OF CLASS
           ----------------                  --------------------      --------

PepsiCo, Inc.(a).......................          54,794,115             39.6%
700 Anderson Hill Road
Purchase, NY 10577

------------------------

(a) PepsiCo acquired 54,000,000 of these shares in connection with the transaction with PepsiCo described on page 1 of this proxy statement.

              SHARES HELD BY OUR DIRECTORS AND EXECUTIVE OFFICERS

    The table below lists the beneficial ownership of shares of our common stock, as of February 25, 2000, by each director and nominee for director, by each executive officer named below, and by all directors and executive officers as a group. Except as identified below, the named individual or family members had sole voting and investment power with respect to the listed shares.

                                        AMOUNT AND NATURE
                                          OF BENEFICIAL            PERCENT
      NAME OR IDENTITY OF GROUP           OWNERSHIP (A)            OF CLASS
      -------------------------         -----------------          --------
Herbert M. Baum.......................           4,000                  *
Bruce S. Chelberg.....................       1,093,106                0.8%
Richard G. Cline......................           7,250                  *
Pierre S. du Pont.....................           4,800                  *
Archie R. Dykes.......................           7,609                  *
Charles W. Gaillard...................           3,500                  *
Jarobin Gilbert, Jr...................           1,550                  *
Victoria B. Jackson...................           3,600                  *
Robert F. Sharpe, Jr.(c)..............      54,797,105               39.6%
Karl M. von der Heyden(c).............      54,805,065               39.6%
Charles H. Connolly...................         175,570                  *
Martin M. Ellen.......................          99,200                  *
Lawrence J. Pilon.....................         260,502                  *
Larry D. Young........................         199,014                  *
All Directors and Executive
 Officers as a Group (15 persons).....      56,667,756(b)(c)         41.0%

------------------------

*Less than 1%.

(a) Includes shares which the named director or executive officer has the right to acquire within 60 days after February 25, 2000, through exercise of stock options, as follows: Mr. Chelberg, 793,788 shares; Mr. Connolly, 142,826 shares; Mr. Ellen, 92,200 shares; Mr. Pilon, 247,375 shares; Mr. Young, 184,982 shares.

(b) The number of shares of our common stock shown as beneficially owned by all directors and executive officers as a group includes 1,461,171 shares which directors and executive officers have the right to acquire within 60 days after February 25, 2000, through the exercise of stock options, no shares subject to possible forfeiture under outstanding restricted stock awards, and 11,069 shares representing the vested beneficial interest of such persons under our Retirement Savings Plan.

(c) Messrs. Sharpe and von der Heyden disclaim beneficial ownership of the 54,794,115 shares of common stock owned by PepsiCo. See "Our Largest Shareholders."

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, as well as persons who own more than ten percent of our common stock, to file reports of ownership and changes in ownership of our common stock with the Securities and Exchange Commission and the New York Stock Exchange. We have procedures in place to assist our directors and executive officers in preparing and filing these reports on a timely basis. Based solely on our review of the forms furnished to us, upon our records and other information, we believe that all required reports were timely filed during the past year.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The table below shows the compensation for each of our five most highly compensated executive officers for services in all capacities to Whitman and its subsidiaries during fiscal years 1997, 1998 and 1999. Compensation, as reflected in this table and the tables which follow, is presented on the basis of rules of the Securities and Exchange Commission and does not, in the case of certain stock-based awards or accruals, necessarily represent the amount of compensation realized or which may be realized in the future.

                                                                                              LONG TERM                ALL OTHER
                                             ANNUAL COMPENSATION                             COMPENSATION            COMPENSATION
                             ----------------------------------------------------   ------------------------------   -------------
                                                                                                AWARDS
                                                                                    ------------------------------
                                                                                                       SECURITIES
                                                                                                       UNDERLYING
                                                                   OTHER ANNUAL     RESTRICTED STOCK     OPTIONS
NAME AND PRINCIPAL POSITION    YEAR     SALARY ($)   BONUS ($)   COMPENSATION ($)    AWARDS ($)(A)         (#)          ($)(B)
---------------------------  --------   ----------   ---------   ----------------   ----------------   -----------   -------------
Bruce S. Chelberg              1999      750,000      562,500         71,244                             383,900          79,354
  Chairman and Chief           1998      750,000      450,000         26,155                                  --       1,348,732
  Executive Officer            1997      725,000      280,000         28,894            716,875          215,563         113,906

Charles H. Connolly            1999      263,000      157,800         32,477                              75,000           8,746
  Vice President--             1998      259,000      120,000         27,554                                  --         263,868
  Corporate Affairs and        1997      250,000       58,000         22,680             92,233           42,092          22,586
  Investor Relations

Martin M. Ellen (c)            1999      280,000      180,000        105,123                              96,600          22,600
  Senior Vice                  1998       65,000      115,000          4,650                              60,000           3,900
  President and Chief
  Financial Officer

Lawrence J. Pilon              1999      260,000      165,000         47,930                              85,300         596,361
  Senior Vice President        1998      260,000      145,000         16,496                             100,000         848,077
  --Administration             1997      254,167       66,000         13,066            159,563           47,832          35,506

Larry D. Young (c)             1999      375,000      240,000         34,798                             116,100          30,185
  President and                1998      276,667      150,000          8,193                              90,000          23,307
  Chief Operating
  Operating Officer

------------------------

(a) No shares of restricted stock were outstanding at January 1, 2000.

(b) The amounts shown for All Other Compensation are amounts accrued under a nonqualified retirement plan, together with (1) the 1999 values of premiums we paid or the imputed annual income for an executive split dollar life insurance program established July 1, 1996, to replace benefits formerly provided under Whitman's group program, in the amount of $7,354 for Mr. Chelberg, $8,746 for Mr. Connolly, $1,061 for Mr. Pilon and $560 for
    Mr. Young, and (2) a payment to Mr. Pilon in 1999 of $571,000 under the terms of his Change in Control Agreement (see "Termination Benefits" on page
    15).

(c) Mr. Young became Executive Vice President and Chief Operating Officer of Pepsi General in May, 1998, and President and Chief Operating Officer of Whitman Corporation on February 18, 2000. Mr. Ellen became Senior Vice President and Chief Financial Officer of Whitman Corporation in October, 1998.

OPTION GRANTS IN FISCAL 1999

    The following table gives more information on stock options granted in 1999 to the executive officers named in the summary compensation table under our Stock Incentive Plan. No stock appreciation rights were granted.

                                              PERCENTAGE OF
                               NUMBER OF          TOTAL
                               SECURITIES        OPTIONS
                               UNDERLYING      GRANTED TO       EXERCISE
                                OPTIONS       EMPLOYEES IN      OR BASE      EXPIRATION
           NAME              GRANTED (#)(A)     1999 (%)      PRICE ($/SH)      DATE      GRANT DATE VALUE ($)(B)
           ----              --------------   -------------   ------------   ----------   -----------------------
Bruce S. Chelberg..........     383,900          10.2521         22.625        1/25/09           2,560,276
Charles H. Connolly........      75,000           2.0029         22.625        1/25/09             500,184
Martin M. Ellen............      96,600           2.5797         22.625        1/25/09             644,237
Lawrence J. Pilon..........      85,300           2.2779         22.625        1/25/09             568,876
Larry D. Young.............     116,100           3.1005         22.625        1/25/09             774,285

------------------------

(a) All options were granted at a price equal to 100% of the fair market value of our common stock at date of each grant. Options become exercisable as to one-third on the first anniversary of the date of grant, two-thirds on the second anniversary, and in full on the third anniversary.

(b) The grant date values were determined using the Black-Scholes option pricing model, using the following assumptions: expected volatility of 27.2%, risk-free interest rate of 4.7%, dividend yield of 1.0% and a 5 year expected life.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

    The following table shows the number and value of unexercised stock options for the executive officers named in the summary compensation table during fiscal 1999. No options were exercised by such officers in 1999.

                                                                 NUMBER OF SECURITIES
                                                                UNDERLYING UNEXERCISED                VALUE OF UNEXERCISED
                                                                 OPTIONS/SARS HELD AT               IN-THE-MONEY OPTIONS AT
                                                                 JANUARY 1, 2000 (#)                 JANUARY 1, 2000 ($)(A)
                          NAME                            ----------------------------------   ----------------------------------
                          ----                            EXERCISABLE    /     UNEXERCISABLE   EXERCISABLE    /     UNEXERCISABLE
                                                          ----------------------------------   ----------------------------------
Bruce S. Chelberg.......................................    665,822               383,900        748,233                  0
Charles H. Connolly.....................................    117,826                75,000         80,061                  0
Martin M. Ellen.........................................     60,000                96,600              0                  0
Lawrence J. Pilon.......................................    218,942                85,300         37,461                  0
Larry D. Young..........................................    146,282               116,100         26,734                  0

------------------------

(a) Based on the closing price of our common stock $13.4375 on December 31, 1999, as reported for New York Stock Exchange Composite Transactions.

PENSION PLANS

    We maintain qualified, defined benefit pension plans and nonqualified retirement plans paying benefits in optional forms elected by our employees based upon percentage multipliers which are applied to covered compensation and credited service. The benefit formula provides a normal retirement benefit of 1% of covered compensation for each year of credited service (excluding 1989-1991), up to a maximum of 20 years. Special minimum benefits based on credited service accrued through December 31, 1988, and covered compensation at retirement are also included.

    The following table reflects future benefits, payable as life annuities upon retirement, in terms of a range of amounts determined under the benefit formula mentioned above, at representative periods of credited service.

                                 ANNUAL PENSION

                                                           YEARS OF CREDITED SERVICE (B)
             COVERED                                -------------------------------------------
         COMPENSATION (A)                              5          10         15      20 OR MORE
         ----------------                           --------   --------   --------   ----------
            $  400,000    ........................  $ 20,000   $ 40,000   $ 60,000    $ 80,000
               600,000    ........................    30,000     60,000     90,000     120,000
               800,000    ........................    40,000     80,000    120,000     160,000
             1,000,000    ........................    50,000    100,000    150,000     200,000
             1,200,000    ........................    60,000    120,000    180,000     240,000

------------------------

(a) Covered compensation includes salary and bonus, as shown in the summary compensation table, averaged over the five consecutive years in which such compensation is the highest.

(b) As of January 1, 2000, the executive officers named in the summary compensation table had the following years of credited service:
    Mr. Chelberg, 17 years; Mr. Connolly, 17 years; Mr. Ellen, 1 year; Mr. Pilon, 6 years; and Mr. Young, 15 years.

TERMINATION BENEFITS

    In 1995, we entered into amended Change in Control Agreements with Messrs. Chelberg, Connolly, Pilon and certain other officers. These change in control agreements, originally adopted in 1985 and amended and updated from time to time thereafter, were a result of a determination by the Board of Directors that it was important and in the best interests of Whitman and its shareholders to ensure that, in the event of a possible change in control of Whitman, the stability and continuity of management would continue unimpaired, free of the distractions incident to any such change in control. A revised form of Change in Control Agreement was entered into with Mr. Young and certain other officers in 1997.

    For purposes of these change in control agreements, a "change in control" includes (i) a consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of our common stock would be converted into cash, securities or other property, other than a transaction in which the proportionate ownership of our common stock and the surviving corporation remains substantially unchanged; (ii) a shareholder approved plan or proposal for our liquidation; (iii) the acquisition by any person of 25% or more of our voting securities; (iv) over a two-year period, persons who are our directors cease to constitute a majority of our Board of Directors, unless the new directors were approved by a two-thirds vote of the continuing directors; or (v), for certain officers, the sale or other disposition of a majority of the stock or of all or substantially all of the assets of one of our significant subsidiaries in one or more transactions. The spin-offs of Hussman International, Inc and Midas, Inc. in January, 1998 constituted a change in control of the Company for purposes of the Agreements held by Messrs. Chelberg, Pilon and Connolly, but not for purposes of the Agreement held by Mr. Young. Mr. Pilon received a partial payment of the compensation payable to him under the terms of his Agreement in 1998 and, as noted in the Summary Compensation Table, an additional payment in 1999, while agreeing to remain with the Company for a transition period following the spin-offs. Messrs. Chelberg and Connolly also received a partial payment of the compensation payable to them under the terms of their agreements in 1998, which are recorded under "All Other Compensation" in the

Summary Compensation Table, and received additional amounts due under those agreements in January, 2000. In January, 2000, Messrs. Chelberg, Connolly and Pilon also entered into agreements with the Company to continue their employment through an extended transition period ending on or about December 31, 2000, in their current positions and at their current levels of compensation.

    Benefits are payable under these change in control agreements only if a change in control has occurred and within three years thereafter the officer's employment is terminated involuntarily without cause or voluntarily by the officer for reasons such as demotion, relocation, loss of benefits or other changes. The principal benefits to be provided to officers under these change in control agreements are:

    - a lump sum payment equal to three years' compensation (base salary and incentive compensation); and

    - continued participation in our employee benefit programs or equivalent benefits for three years following termination.

    These change in control agreements provide that if separation payments thereunder, either alone or together with payments under any other plan of ours, would constitute a "parachute payment" as defined in the Federal Internal Revenue Code and subject the officer to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, we will pay such tax and any taxes on such payment.

    These change in control agreements are not employment agreements, and do not impair our right to terminate the employment of the officer with or without cause prior to a change in control, or, absent a potential or pending change in control, the right of the officer to voluntarily terminate his or her employment. The PepsiCo transaction described on page 1 constituted a change in control for purposes of the definition set forth in the agreements held by Messrs. Young and Ellen, but the other conditions for payment under these officers' agreements have not been met.

     REPORT OF MANAGEMENT RESOURCES AND COMPENSATION COMMITTEE ON EXECUTIVE
                                  COMPENSATION

    The Management Resources and Compensation Committee of our Board of Directors consists of five non-employee directors. Our general responsibilities are described on page 8 of this proxy statement.

    INTRODUCTION

    Most of our compensation programs and executive compensation plans have been in effect for many years. As the Management Resources and Compensation Committee, we authorize and evaluate programs and, where appropriate, establish relevant performance criteria. In 1992, we established formal guidelines aligning executive compensation targets with expected performance results. However, while we believe that formula-driven plans can contribute to the profitable growth of Whitman and consistent improvement in returns to shareholders, it is also appropriate to exercise judgment with respect to an individual executive's compensation to encourage and reward performance.

    Actual and potential awards under Whitman's programs and plans, as well as performance criteria, vary in proportion to each executive officer's accountability with respect to policy making and execution. Our salary policies and executive compensation plans are expressly constituted to encourage and reinforce individual and collective performance, leading to increased shareholder value. Our programs also seek to align short and long-term executive compensation opportunities with the interests of shareholders. The short term incentive plan focuses on continuous improvement in annual financial performance. The long term program is designed to reward above average returns to shareholders through stock appreciation and dividend growth.

    With the assistance of executive compensation consultants, we periodically assess the consistency of Whitman's executive compensation programs with our guidelines, Whitman's business strategy and general market practices.

    SALARIES

    We determine base salaries and salary bands for all salaried employees of Whitman and Pepsi General, including the executive officers named in the Summary Compensation Table, based on the results of periodic market surveys. We do not base actual salary bands exclusively on a formula and companies are not grouped to assess comparability according to narrowly defined criteria. We derive salary bands from the skills and responsibilities required by a position, the averages of salary levels of hundreds of comparable positions and comparable companies, and from information in numerous databases generated by outside consultants. Numerous criteria such as financial performance, revenues and position responsibilities affect comparability. In determining the salaries for all salaried and executive positions at Whitman and Pepsi General, we analyze many databases and combinations of databases containing information on similar companies. These databases may or may not include the companies included in the S&P Mid-Cap 400 Index, which is used in the performance graph to reflect shareholder return.

    Generally, we evaluate the performance of each executive officer annually and we base salary adjustments on various factors including personal performance, current position in the relevant salary band and comparable company data. Accordingly, we do not have a general policy to set salaries of executive officers at any specific level within the salary band for their particular position. We approve salary actions for approximately 13 key corporate and operating company officers. In the case of Mr. Chelberg, by agreement with the Company, and in view of the recent transactions involving the Company, his salary has been frozen since July, 1997, and will remain so until his anticipated retirement at the end of the year 2000.

    MANAGEMENT INCENTIVE COMPENSATION PLAN

    The executive officers named in the Summary Compensation Table, together with approximately 87 additional executives and managers of Whitman and Pepsi General, participate in the Management Incentive Compensation Plan. Target amounts payable under this plan are established annually and are proportionate to each participant's accountability for Whitman's business plans. The actual value of compensation these executives earn under this plan is based primarily on a formula which relates the target amounts and objectives we establish to corporate and subsidiary financial results and, except for Mr. Chelberg, individual performance objectives. For Whitman and Pepsi General executives, the financial performance measures are earnings before interest, income taxes, depreciation and amortization (EBITDA) and operating income (generally exceeded in 1999). The percentage of the target amount related to attainment of financial objectives is 100% for Mr. Chelberg, and 75% for the other executive officers named in the Summary Compensation Table, with the balance related to individual performance objectives.

    LONG TERM PERFORMANCE COMPENSATION PROGRAM

    The Long Term Performance Compensation Program was designed to establish performance criteria for awarding restricted stock and stock options to Whitman's executives, including those named in the Summary Compensation Table, under Whitman's Stock Incentive Plan. We based the value of compensation available through this long term program on target amounts (expressed in dollars) that will be earned by participants if Whitman's cumulative total return to shareholders over multiple-year measuring periods is at the 60th percentile of the S&P Mid-Cap 400. Values range from 50% of the target amount for performance equal to the average performance of the S&P Mid-Cap 400 to a maximum of 200% of the target amount for performance at the 75th percentile or above.

    Performance cycles under this long term program currently are 12 consecutive month-end measurements of total shareholder returns going back to the spin-offs of Midas, Inc. and Hussman International, Inc. (January 31, 1998). The month-end measurements are then averaged to calculate performance for the entire year. The shareholder returns for such performance cycles are not comparable to the comparative returns reflected in the performance graphs.

    Following the performance measurement period ending December 31, 1998 (for the eleven month-end periods since January 31, 1998), shareholder return for the period relative to the S&P Mid-Cap 400 resulted in awards valued at 200% of target. Award values were converted into stock options for 13 senior executives and an additional 34 executives. These stock options vest over a three-year period and have ten-year terms.

    TAX LAW CHANGES IN DEDUCTIBILITY

    Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid or accrued by Whitman to the five most highly compensated employees in excess of $1 million, unless certain forms of compensation meet certain performance or other criteria mandated by law. The criteria for preserving compensation deductibility are quite complex and could limit the effectiveness of one or more of Whitman's compensation programs or overall compensation strategy if strictly applied.

    Mr. Chelberg deferred portions of his 1997 and 1998 compensation, but none of his 1999 compensation. We anticipate that most of the compensation
Mr. Chelberg receives and all of the compensation received by the other executive officers named in the summary compensation table will be deductible for tax purposes. Under the applicable rules, we estimate that approximately $200,000 of Mr. Chelberg's compensation for 1999 will be non-deductible. We have not made any determination with respect to Whitman's total compensation program as it may be affected by changes in these tax laws for future years.

    COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The names of each person who serves as a member of the Management Resources and Compensation Committee are set forth in the table on page 8 of this proxy statement. There are no compensation committee interlocks.

                           Richard G. Cline, Chairman
                                Herbert M. Baum
                                Archie R. Dykes
                              Jarobin Gilbert, Jr.
                             Robert F. Sharpe, Jr.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

    Set forth below is a graph which compares the cumulative total shareholder return on our common stock to the Standard & Poor's MidCap 400 Index and to a Peer Group consisting of two companies which are U.S.-based anchor bottlers, The Pepsi Bottling Group, Inc. ("PBG") and Coca-Cola Enterprises, Inc. ("CCE"). The comparison covers the period from the date of the PepsiCo transaction described on page 1 of this proxy statement (May 20, 1999) to December 31, 1999.

              COMPARISON OF CUMULATIVE RETURNS SINCE MAY 20, 1999

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

CUMULATIVE VALUE
                  Whitman      PBG      CCE  MidCap400
5-20-99           $100.00  $100.00  $100.00    $100.00
12-31-99           $75.06   $72.84   $57.79    $110.85

    Shareholder return in the above graph assumes reinvestment of all dividends.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    STOCK OWNERSHIP AND DIRECTOR RELATIONSHIPS WITH PEPSICO

    At February 25, 2000, PepsiCo's ownership represented 39.6% of Whitman's outstanding common stock. In addition, two directors of Whitman, Robert F. Sharpe, Jr. and Karl M. von der Heyden, are executive officers of PepsiCo. See "Proposal 1: Election of Directors".

    AGREEMENTS AND TRANSACTIONS WITH PEPSICO

    Whitman and PepsiCo have entered into transactions and agreements with one another incident to their respective businesses, and Whitman and PepsiCo are expected to enter into material transactions and agreements from time to time in the future.

    Material agreements and transactions between Whitman and PepsiCo during 1999 are described below.

    BOTTLING AGREEMENTS AND PURCHASES OF CONCENTRATES AND FINISHED PRODUCTS. Whitman purchases concentrates from PepsiCo and manufactures, packages, distributes and sells carbonated and non-carbonated beverages under various bottling agreements with PepsiCo. These agreements give Whitman the right to manufacture, package, sell and distribute beverage products of PepsiCo in both bottles and cans and fountain syrup in specified territories. These agreements include a master bottling agreement for beverages bearing the "Pepsi-Cola" and "Pepsi" trademarks, including Diet Pepsi and Pepsi One in the United States. The agreements also include a bottling and distribution agreement for non-cola products in the United States, a master fountain syrup agreement and an allied brands fountain agreement for fountain syrup in the United States, and an international bottling agreement and an international allied brand bottling agreement similar to the fountain agreement for countries outside the United States. These agreements provide PepsiCo with the ability to set prices of concentrates, as well as the terms of payment and other terms and conditions under which Whitman purchases such concentrates. In addition, Whitman bottles water under the "Aquafina" trademark pursuant to an agreement with PepsiCo, which provides for payment of a royalty fee to PepsiCo. Whitman also purchases finished beverage products from PepsiCo and certain of its affiliates, including tea, concentrate and finished beverage products from a Pepsi/Lipton partnership, as well as finished beverage products from a PepsiCo/Starbucks partnership.

    During 1999, total payments by Whitman to PepsiCo for concentrates, royalties and finished beverage products were approximately $385 million.

    WHITMAN MANUFACTURING AND NATIONAL ACCOUNT SERVICES. Whitman provides manufacturing services to PepsiCo in connection with the production of certain finished beverage products, and also provides certain manufacturing, delivery and equipment maintenance services to PepsiCo's national account customers. In 1999, PepsiCo paid Whitman approximately $2 million in connection with these services.

    SHARED SERVICES. PepsiCo provides various services to Whitman in territories recently acquired from PepsiCo pursuant to a shared services agreement, including procurement of raw materials, processing of accounts payable and credit and collection, certain payroll tax services and information technology maintenance. In 1999, Whitman paid approximately $4 million to PepsiCo for shared services.

    MARKETING AND OTHER SUPPORT ARRANGEMENTS. PepsiCo provides Whitman with various forms of marketing support. The level of this support is negotiated annually and can be increased or decreased at the discretion of PepsiCo. This marketing support is intended to cover a variety of programs and initiatives, including direct marketplace support (including point-of-sale materials), capital equipment funding and shared media and advertising support. In 1999, PepsiCo paid approximately $84 million to Whitman for direct marketing support funding.

    TRANSACTIONS WITH BOTTLERS IN WHICH PEPSICO HOLDS AN EQUITY INTEREST. Whitman sold finished beverage products to other bottlers, including The Pepsi Bottling Group, Inc. ("PBG"), a bottler in which PepsiCo owns an equity interest. These sales occurred in instances where the proximity of Whitman's production facilities to the other bottlers' markets or lack of manufacturing capability, as well as other economic considerations, made it more efficient or desirable for the other bottlers to buy finished product from Whitman. In 1999, Whitman's sales to other bottlers, including those in which PepsiCo owns an equity interest, were approximately $35 million. Whitman's purchases from such other bottlers in 1999 were not material.

    PBG also provides certain administrative support services to Whitman. In 1999, Whitman paid PBG approximately $1 million for these services.

     PROPOSAL 2: APPROVAL OF WHITMAN CORPORATION 2000 STOCK INCENTIVE PLAN

    The Board of Directors is proposing for stockholder approval the Whitman Corporation 2000 Stock Incentive Plan (the "2000 Plan"). The Board of Directors recommends the approval of the 2000 Plan to replace the Whitman Corporation Revised Stock Incentive Plan, which was originally adopted in 1982. The primary purposes of the 2000 Plan are:

    - to promote the interests of Whitman and its stockholders by strengthening Whitman's ability to attract and retain highly competent individuals to serve as directors, officers and other key employees;

    - to provide a means to encourage stock ownership and proprietary interest by directors, officers and key employees in Whitman; and

    - to provide additional incentive and reward opportunities to directors, officers and other key employees.

    Under the 2000 Plan, Whitman may grant stock options, stock appreciation rights ("SARs"), restricted stock or performance awards, as discussed in greater detail below. Awards may be granted singly, in combination or in tandem and may be evidenced by an agreement that sets forth the terms, conditions and limitations of such award. Exhibit A to this Proxy Statement contains the complete text of the 2000 Plan which is summarized below.

    The Management Resources and Compensation Committee of the Board has determined that approximately 1 million shares will be issued under the 2000 Plan in May 2000, following shareholder approval. On March 6, 2000 the closing sale price of Common Stock for New York Stock Exchange Composite Transactions was $11.1875 per share.

    Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR approval of the 2000 Plan. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE WHITMAN CORPORATION 2000 STOCK INCENTIVE PLAN.

DESCRIPTION OF THE 2000 PLAN

    ELIGIBILITY. Stock options (with or without SARs), restricted stock and performance awards may be granted only to persons who are, or who are expected to become, officers, directors or other key employees of Whitman or any of its subsidiaries within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended. As of March 6, 2000, approximately 150 directors, officers and other key employees were eligible to participate in the 2000 Plan.

    ADMINISTRATION. The 2000 Plan will be administered by the Management Resources and Compensation Committee of the Board of Directors, a subcommittee thereof, or such other committee as may be appointed by the Board of Directors. The committee administering the 2000 Plan will consist of at least two members who may be "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and who are "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code.

    The 2000 Plan is intended to provide participants with stock-based incentive compensation that is not subject to the deduction limitations under
Section 162(m) of the Internal Revenue Code. Section 162(m) generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of its chief executive officer and its four most highly compensated executive officers other than the chief executive officer. However, "qualified performance-based compensation" is not subject to the $1 million deduction limit. To qualify as qualified performance-based compensation, the following requirements must be satisfied:

    - the performance goals must be determined by a committee consisting solely of two or more "outside directors;"

    - the material terms under which the compensation is to be paid, including the performance goals, must be approved by the corporation's stockholders; and

    - if applicable, the committee must certify that the applicable performance goals were satisfied before payment of any performance-based compensation is made.

    As noted above, the committee administering the 2000 Plan will consist solely of "outside directors" for purposes of Section 162(m). As a result, and based on regulations issued by the United States Department of the Treasury, certain compensation under the 2000 Plan, such as that payable with respect to stock options and SARs, is not expected to be subject to the $1 million deduction limit. However, other compensation payable under the 2000 Plan, such as restricted stock awards which are not subject to a performance condition for vesting, may be subject to the limit.

    Subject to the provisions of the 2000 Plan, the committee will have broad authority to administer and interpret the 2000 Plan as it deems necessary and appropriate. This authority includes, but is not limited to, selecting award recipients, establishing award terms and conditions, adopting procedures and regulations governing awards, and making all other determinations necessary or advisable for the administration of the 2000 Plan.

    AVAILABLE SHARES. The 2000 Plan authorizes the issuance of up to eight million shares of Whitman's common stock. The number of available shares will be reduced by the number of shares which become subject to awards which may be paid in part or solely in shares. If an outstanding award expires or terminates unexercised or is canceled or forfeited or shares are withheld or delivered to pay the purchase price of shares or to satisfy withholding taxes, then the shares subject to such expired, terminated, unexercised, canceled or forfeited portion of such award, or the shares so withheld or delivered, will again be available under the 2000 Plan. The maximum number of shares with respect to which stock options, SARs, restricted stock or performance awards may be granted during any calendar year to any person is one million.

    In the event of a stock dividend, spin-off, split-up, recapitalization, merger, consolidation, combination or exchange of shares or similar event, the aggregate number and class of shares available under the 2000 Plan, the number and class of shares subject to awards, and the maximum number of shares which may be granted to any person will be appropriately adjusted by the committee administering the 2000 Plan.

    CHANGE IN CONTROL. The 2000 Plan defines a "change in control" as the occurrence of any of the following events:

    - subject to certain exceptions, the acquisition by any person or entity other than PepsiCo of 25% or more of either the outstanding shares of Whitman's common stock or the combined voting power of all of Whitman's then outstanding securities;

    - subject to certain exceptions, the acquisition by PepsiCo of 49% or more of either the outstanding shares of common stock or the combined voting power of all of Whitman's then outstanding securities;

    - individuals who on February 18, 2000 constitute the Board of Directors, and any new director whose nomination for election or election is recommended or approved by a majority of the directors who were directors on February 18, 2000 or whose nomination or election was previously so recommended or approved, cease to constitute a majority of the Board of Directors;

    - the consummation of a reorganization, merger or consolidation of Whitman or the sale or disposition of all or substantially all of its property and assets (unless Whitman's stockholders receive 66 2/3% or more of either the outstanding common stock or the voting power of the resulting entity, there are no new 25% stockholders and Whitman directors constitute at least a majority of the board of the resulting entity); or

    - the liquidation or dissolution of Whitman.

    Except as described in the next paragraph, in the event of a change in control of Whitman, participants are entitled to certain accelerated cash payments. Participants will receive from Whitman an amount in cash equal to the difference between the fair market value of the shares covered by their stock options on the date of the change in control and the exercise price. Notwithstanding the preceding sentence, the committee administering the 2000 Plan will have the discretion to provide for the substitution of shares of Whitman common stock subject to the option a number and a class of securities of the entity effecting the change in control with an appropriate change in the purchase price per security. Participants who hold restricted stock will receive from Whitman an amount in cash equal to the fair market value (less the purchase price, if any) on the date of the change in control of the restricted stock. Participants who hold performance awards for which the applicable performance period (as described below) has not expired will receive from Whitman a pro rated amount in cash. Participants who hold performance awards which have been earned but not yet paid are entitled to receive an amount in cash equal to the value of the performance awards.

    Notwithstanding the prior paragraph, in the event of a change in control involving a reorganization, merger or consolidation of Whitman or other disposition of all or substantially all of the assets of Whitman or a liquidation or dissolution of Whitman, and in connection with which the holders of common stock receive publicly traded shares of common stock:

    - each stock option and SAR will be exercisable in full;

    - the restriction period (as described below) applicable to any award of restricted stock will lapse and any other restrictions, terms or conditions will lapse and be deemed to be satisfied at the maximum value or level;

    - the performance measures applicable to any performance award will be deemed to be satisfied at the maximum value; and

    - there will be substituted for each share of common stock remaining available under the 2000 Plan, whether or not then subject to an outstanding award, the number and class of shares into which each outstanding share of common stock is converted pursuant to such change in control. In the event of any such substitution, the purchase price per share in the case of any award will be appropriately adjusted by the committee administering the 2000 Plan.

    EFFECTIVE DATE, TERMINATION AND AMENDMENTS. If approved by the stockholders, the 2000 Plan will become effective as of February 18, 2000, and will terminate when shares are no longer available for the grant, exercise or settlement of awards, unless terminated earlier by the Board of Directors. The Board of Directors may amend the 2000 Plan at any time, except that stockholder approval is required to increase the maximum number of shares available under the 2000 Plan or effect any change inconsistent with Section 422 of the Internal Revenue Code.

    STOCK OPTIONS. A stock option represents the right to purchase a specified number of shares of common stock during a specified period as determined by the committee. The committee may grant incentive stock options and nonqualified options (with or without SARs) to persons who are, or who are expected to become, eligible officers, key employees or directors. An incentive stock option may not be granted to any person who is not an employee of Whitman or any parent or subsidiary.

    The purchase price per share under each stock option is determined by the committee, except that the purchase price per share upon exercise of an incentive option may not be less than 100% of the fair market value of Whitman's common stock. The period during which a stock option may be exercised is determined by the committee, except that no incentive stock option may be exercised later than ten years after its date of grant. A stock option may be exercised by giving written notice to Whitman specifying the number of shares to be purchased. The purchase price may be paid in cash or by delivery of previously owned whole shares of common stock valued at their fair market value on the date of exercise.

    In general, unless the option agreement provides otherwise or the Committee determines otherwise, in the event of the termination of employment or service of a participant holding a stock option, each stock option will be exercisable only to the extent exercisable at the date of such termination and may thereafter be exercised at any time within a period ranging from three months to one year after such termination, and in no event after the date on which such stock option would otherwise terminate, except that:

    - in the event of termination by reason of retirement or death, each nonqualified option will be fully exercisable at any time up to and including the date on which the nonqualified option would otherwise terminate; and

    - in the event of termination for cause or which is voluntary on the part of the participant without Whitman's written consent, each stock option held by such participant will terminate.

    STOCK APPRECIATION RIGHTS. An SAR represents a right to receive a payment, in cash, shares of common stock or a combination, equal to the excess of the fair market value of a specified number of shares of common stock on the date the SAR is exercised over the fair market value of such shares on the date the SAR was granted. The committee may grant an SAR (concurrently with the grant of the stock option or, in the case of a nonqualified option which is not intended to be qualified performance-based compensation under Section 162(m) of the Internal Revenue Code, subsequent to such grant) to any person who is granted a stock option. An SAR may be exercised:

    - by giving written notice to Whitman specifying the number of SARs which are being exercised; and

    - by surrendering to Whitman any stock options which are canceled by reason of the exercise of the SAR.

    RESTRICTED STOCK AWARDS. Restricted stock awards are grants of common stock, the vesting of which is subject to a restriction period established by the committee. During the restriction period, Whitman retains custody of the shares subject to each grant, but a participant who holds restricted stock has the right (unless otherwise provided in the restricted stock agreement) to vote such shares and to receive dividends thereon. During the restriction period, the participant may not sell, pledge or dispose of the shares. A participant who holds restricted stock will forfeit his or her shares of restricted stock if:

    - the participant breaches a restriction or the terms and conditions established by the committee; or

    - except as may otherwise be determined by the committee, the participant fails to remain continuously in the employ or service of Whitman or a subsidiary at all times during the restriction period.

    PERFORMANCE AWARDS. The 2000 Plan authorizes the grant of performance awards under which a performance period is established by the committee at the time of grant. Each performance award is assigned a maximum value which is contingent upon future performance of Whitman or a subsidiary, division or department over the performance period. Performance measures are determined by the committee prior to the beginning of each performance period but may be subject to later revisions to reflect significant, unforeseen events or changes as the committee deems appropriate.

    After a performance period, a participant who holds a performance award is entitled to receive payment of an amount, not exceeding the maximum assigned value, based on the achievement of the performance measures, as determined by the committee. Payment of performance awards may be made wholly in cash, wholly in shares or a combination thereof, in lump sum or in installments, and subject to such vesting and other terms and conditions as determined by the committee. In the case of a performance award intended to be qualified performance-based compensation under Section 162(m) of the Internal Revenue Code, no payment may be made until the committee certifies in writing that the performance measures have been achieved.

    A performance award will terminate if the participant holding such award does not remain continuously in the employ or service of Whitman or a subsidiary at all times during the performance period, except as may otherwise be determined by the committee. In the event that a participant ceases to be an employee or director after the performance period but prior to full payment of the performance award, payment will be made in accordance with terms established by the committee. A participant who holds a performance award which is payable in installments of common stock may not sell, pledge or dispose of such common stock until the installments become due.

    PERFORMANCE GOALS. The vesting or payment of performance awards and certain restricted stock awards will be subject to the satisfaction of certain performance goals. The performance goals applicable to a particular award will be determined by the committee at the time of grant. At present, no performance goals have been designated by the committee. Performance goals may be one or more of the following: stock price, the attainment by a share of common stock of a specified fair market value for a specified period of time, capitalization, earnings per share, growth in stock price, growth in market value, return to stockholders (including or excluding dividends), return on equity, earnings, earnings per share, economic value added, revenues, net income, operating income, return on assets, return on capital, return on sales, market share, cash flow measures or cost reduction goals, or any combination of the foregoing. If the performance goal or goals applicable to a particular award are satisfied, the amount of compensation would be determined as follows:

    - in the case of a performance award, the amount of compensation would equal the fair market value of any shares delivered and the amount of cash paid; and

    - in the case of a restricted stock award that is subject to one or more performance goals, the amount of compensation would equal the number of shares subject to such award multiplied by the value of a share of common stock on the date the award vests.

    FEDERAL TAX CONSEQUENCES. The following is a brief summary of certain U.S. federal income tax consequences generally arising with respect to awards under the 2000 Plan.

    A participant will not recognize taxable income at the time a stock option is granted and Whitman will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding for an employee) upon exercise of a nonqualified option equal to the excess of the fair market value of the shares purchased over their exercise price, and Whitman will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the incentive stock option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and Whitman will not be entitled to any deduction. If, however, a participant disposes of such shares within the above-described period, then in the year of the disposition the participant will recognize compensation taxable as ordinary income and Whitman will be entitled to a corresponding deduction, equal to the excess of the lesser of:

    - the amount realized upon such disposition over the exercise price; or

    - the fair market value of such shares on the date of exercise over the exercise price.

    A participant will not recognize taxable income at the time SARs are granted and Whitman will not be entitled to a tax deduction at that time. Upon exercise of an SAR, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding for an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by Whitman. This amount is deductible by Whitman as compensation expense.

    A participant will not recognize taxable income at the time restricted stock is granted and Whitman will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at the time of grant. If the participant does not make such election, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding for an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for the shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions is deductible by Whitman, except to the extent the deduction limits of Section 162(m) of the Internal Revenue Code apply. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding for an employee), rather then dividend income, in an amount equal to the dividends paid, and Whitman will be entitled to a corresponding deduction, except to the extent the deduction limit of Section 162(m) applies.

    A participant will not recognize taxable income at the time performance awards are granted and Whitman will not be entitled to a tax deduction at that time. Upon the settlement of performance awards, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding for an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by Whitman. This amount is deductible by Whitman, except to the extent the deduction limit of Section 162(m) applies.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE WHITMAN CORPORATION 2000 STOCK INCENTIVE PLAN.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Audit Committee has recommended, and the Board of Directors has reappointed, the firm of KPMG LLP as independent certified public accountants to audit our financial statements for fiscal year 2000. Representatives of KPMG LLP, who have been our auditors for many years, are expected to be present at the meeting and they will have the opportunity to make a statement if they desire to do so. In addition, they are expected to be available to respond to appropriate questions.

                              WHITMAN'S FORM 10-K

    We will send a copy of our Annual Report on Form 10-K for the fiscal year ended January 1, 2000, as filed with the Securities and Exchange Commission, to any shareholder without charge, upon written request to Whitman Corporation, attention Corporate Secretary, 3501 Algonquin Road, Rolling Meadows, Illinois 60008.

               SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

    Whitman's bylaws provide that in order for a shareholder to nominate a candidate for election as a director at an annual meeting of shareholders or propose business for consideration at such meeting, the shareholder must generally notify Whitman in writing at the principal executive office of Whitman not later than the close of business the 60(th) day nor earlier than the 90(th) day prior to the meeting. The 2001 annual meeting is currently expected to be held on May 3, 2001. Accordingly, a shareholder nomination or proposal intended to be considered at the 2001 annual meeting must be received by the Corporate Secretary on or after February 1, 2001, and on or prior to March 3, 2001. Proposals should be mailed to the Corporate Secretary, Whitman Corporation, 3501 Algonquin Road, Rolling Meadows, Illinois 60008. A copy of our bylaws may be obtained from the Corporate Secretary, by written request to the same address.

    In addition, if you wish to have your proposal considered for inclusion in our 2001 proxy statement, we must receive your proposal on or before November 23, 2000.

                                 OTHER MATTERS

    The Board of Directors does not know of any other matter that will be presented at the annual meeting other than the proposals discussed in this proxy statement. Under our bylaws, generally no business besides the proposals in this proxy statement may be transacted at the meeting. However, if any other matter properly comes before the meeting, your proxies will act on such matter in their discretion.

                                            By Order of the Board of Directors

                                                          [SIG]

                                                    Steven R. Andrews
                                                   CORPORATE SECRETARY

                                                                       EXHIBIT A

                 WHITMAN CORPORATION 2000 STOCK INCENTIVE PLAN

                              WHITMAN CORPORATION
                           2000 STOCK INCENTIVE PLAN
               (APPROVED FEBRUARY 18, 2000 BY BOARD OF DIRECTORS)

1.  DEFINITIONS

    The following definitions shall be applicable throughout this Plan:

    (a) "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provision to such section and any regulations under such section.

    (b) "Committee" shall mean the Committee selected by the Board of Directors as provided in Paragraph 4, consisting of two or more members of the Board of Directors, each of whom may be (i) a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act, and (ii) an "outside director" within the meaning of Section 162(m) of the Code.

    (c) "Common Stock" shall mean common stock of the Corporation, $.01 par value.

    (d) "Corporation" shall mean Whitman Corporation, a Delaware corporation.

    (e) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

    (f) "Holder" shall mean an individual who has been granted an Option, Restricted Stock Award or Performance Award.

    (g) "Option" shall mean any option granted under the Plan for the purchase of Common Stock.

    (h) "Performance Award" shall mean an award of Common Stock or cash granted under the Performance Award provisions of the Plan.

    (i) "Performance Measures" shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met during the applicable performance period as a condition to (i) the receipt of an Option or SAR, (ii) the exercisability of all or a portion of an Option or SAR, (iii) the vesting of shares of Common Stock subject to a Restricted Stock Award or (iv) the receipt of shares of Common Stock and/or cash with respect to a Performance Award. Such criteria and objectives may include one or more of the following: stock price, the attainment by a share of Common Stock of a specified fair market value for a specified period of time, capitalization, earnings per share, growth in stock price, growth in market value, return to stockholders (including or excluding dividends), return on equity, earnings, earnings per share, economic value added, revenues, net income, operating income, return on assets, return on capital, return on sales, market share, cash flow measures or cost reduction goals, or any combination of the foregoing. If the Committee desires that compensation payable pursuant to any award under the Plan be qualified performance-based compensation under Section 162(m) of the Code and the rules and regulations thereunder, the Performance Measures (i) shall be established by the Committee no later than 90 days after the first day of the performance period (or such other time permitted under Section 162(m) of the Code) and (ii) shall satisfy all other applicable requirements imposed under Treasury Regulations promulgated under Section 162(m) of the Code, including the requirement that such Performance Measures be stated in terms of an objective formula or standard. The Performance Measures determined by the Committee shall be established prior to the beginning of each performance period but, except as necessary to qualify a Performance Award as "performance-based compensation" under
       Section 162(m) of the Code and the rules and regulations thereunder, may be subject to such later revisions to reflect significant, unforeseen events or changes, as the Committee shall deem appropriate.

    (j) "Plan" shall mean the Corporation's 2000 Stock Incentive Plan, as amended from time to time.

    (k) "Restricted Stock Award" shall mean an award of Common Stock granted under the Restricted Stock Award provisions of the Plan.

    (l) "Retirement" shall mean cessation of active employment or service with the Corporation or a subsidiary pursuant to the Corporation's retirement policies and programs.

    (m) "SAR" shall mean a stock appreciation right which is issued in tandem with, or by reference to, an Option, which entitles the Holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such Option, shares of Common Stock, cash or a combination thereof with an aggregate value equal to the excess of the fair market value of one share of Common Stock on the date of exercise over the purchase price specified in such Option, multiplied by the number of shares of Common Stock subject to such Option, or portion thereof, which is surrendered.

2.  PURPOSE

    It is the purpose of the Plan to provide a means through which the Corporation may attract able persons to enter its employ and the employ of its subsidiaries, to serve as directors and to provide a means whereby those persons upon whom the responsibilities of the successful administration and management of the Corporation or its subsidiaries rest, and whose present and potential contributions to the welfare of the Corporation or its subsidiaries are of importance, can acquire and maintain stock ownership. Such persons should thus have a greater than ordinary concern for the welfare of the Corporation and/or its subsidiaries and would be expected to strengthen and maintain a desire to remain in the employ or service of the Corporation or its subsidiaries. It is a further purpose of the Plan to provide such persons with additional incentive and reward opportunities designed to enhance the profitable growth of the Corporation. So that the maximum incentive can be provided each participant in the Plan by granting such participant an Option or award best suited to such participant's circumstances, the Plan provides for granting "incentive stock options" (as defined in Section 422 of the Code) and nonqualified stock options (with or without SARs), Restricted Stock Awards and Performance Awards, or any combination of the foregoing.

3.  EFFECTIVE DATE AND DURATION OF THE PLAN

    The Plan shall be submitted to the stockholders of the Corporation for approval and, if approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the 2000 annual meeting of stockholders, shall become effective on the date of approval by the Board of Directors. The Plan shall remain in effect until all Options granted under the Plan have been exercised, all restrictions imposed upon Restricted Stock Awards have been eliminated and all Performance Awards have been satisfied.

4.  ADMINISTRATION

    The members of the Committee shall be selected by the Board of Directors to administer the Plan. A majority of the Committee shall constitute a quorum. Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine the individuals to receive Options (with or without SARs), Restricted Stock Awards and Performance Awards, the time or times when they shall receive them, whether an "incentive stock option" under
Section 422 of the Code or nonqualified option shall be granted, the number of shares to be subject to each Option and Restricted Stock Award and the value of each Performance Award. In making such determinations the Committee shall take into account the nature of the services rendered by each individual, such individual's present and potential contribution to the Corporation's success, and such other factors as the Committee shall deem relevant.

    The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan and, subject to the express provisions of the Plan, to construe the respective Option, Restricted Stock Award and Performance Award agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan and to determine the terms, restrictions and provisions of the Option, Restricted Stock Award and Performance Award agreements (which need not be identical) including such terms, restrictions, Performance Measures and provisions as shall be requisite in the judgment of the

Committee to cause certain Options to qualify as "incentive stock options" under
Section 422 of the Code, and to make all other determinations necessary or advisable for administering the Plan. The Committee may, in its sole discretion and for any reason at any time, subject to the requirements imposed under
Section 162(m) of the Code and regulations promulgated thereunder in the case of an award intended to be qualified performance-based compensation, take action such that (i) any or all outstanding Options shall become exercisable in part or in full, (ii) all or some of the restrictions applicable to any outstanding Restricted Stock Award shall lapse and (iii) all or a portion of any outstanding Performance Award shall be satisfied. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option, Restricted Stock Award or Performance Award agreement in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. The determinations of the Committee on matters referred to in this Paragraph 4 shall be conclusive.

    The Committee shall act by majority action at a meeting, except that action permitted to be taken at a meeting may be taken without a meeting if written consent thereto is given by all members of the Committee.

5. GRANTS OF OPTIONS, RESTRICTED STOCK AWARDS AND PERFORMANCE AWARDS; SHARES SUBJECT TO THE PLAN

    The Committee may from time to time grant both "incentive stock options" under Section 422 of the Code and nonqualified options to purchase shares of Common Stock (with or without SARs), Restricted Stock Awards and Performance Awards to one or more officers, key employees or directors (or persons expected to become officers, key employees or directors) determined by it to be eligible for participation in accordance with the provisions of Paragraph 6 and providing for the issuance of such number of shares and, in the case of Performance Awards, having such value as in the discretion of the Committee may be fitting and proper. Subject to Paragraph 10, not more than 8,000,000 shares of Common Stock shall be available under the Plan upon exercise of Options or SARs or pursuant to Restricted Stock Awards or Performance Awards granted under the Plan. Performance Awards which may be exercised or paid only in cash shall not affect the number of shares of Common Stock available for issuance under the Plan.

    The Common Stock to be offered under the Plan pursuant to Options, SARS, Restricted Stock Awards and Performance Awards may be Common Stock previously issued and outstanding and reacquired by the Corporation or newly issued shares.

    The number of shares of Common Stock available under the Plan shall be reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding Options, Restricted Stock Awards and outstanding Performance Awards which may be paid in part or solely in shares of Common Stock. To the extent (i) that an outstanding Option expires or terminates unexercised or is canceled or forfeited (other than in connection with the exercise of an SAR for Common Stock as set forth in the immediately following sentence) or (ii) that an outstanding Restricted Stock Award or outstanding Performance Award which may be paid in part or solely in shares of Common Stock expires or terminates without vesting or is canceled or forfeited or (iii) shares of Common Stock are withheld or delivered pursuant to the provisions on Share Withholding set forth in Paragraph 11 (A), then the shares of Common Stock subject to such expired, terminated, unexercised, canceled or forfeited portion of such Option, Restricted Stock Award or Performance Award, or the shares of Common Stock so withheld or delivered, shall again be available under the Plan. In the event all or a portion of an SAR is exercised, the number of shares of Common Stock subject to the related Option (or portion thereof) shall again be available under the Plan, except to the extent that shares of Common Stock were actually issued upon exercise of the SAR.

    To the extent necessary for an award hereunder to be qualified performance-based compensation under Section 162(m) of the Code and the rules and regulations thereunder, the maximum number of shares of Common Stock with respect to which Options, SARs, Restricted Stock Awards or Performance Awards or a combination thereof may be granted during any calendar year to any person shall be 1,000,000 subject to adjustment as provided in Paragraph 10. Grants of Options, Restricted Stock Awards or Performance Awards that are canceled shall count toward the maximum stated in the preceding sentence.

6.  ELIGIBILITY

    Options, Restricted Stock Awards and Performance Awards may be granted only to persons who, at the time of the grant or award, are officers, other key employees or directors of the Corporation or any of its present and future subsidiaries within the meaning of Section 424(f) of the Code (herein called subsidiaries) or such persons expected to become such officers, key employees or directors. Options, Restricted Stock Awards or Performance Awards, or any combination thereof, may be granted on one or more occasions to the same person. A person who has received or is eligible to receive options to purchase stock of any subsidiary of the Corporation or incentive awards from any subsidiary of the Corporation will not, by reason thereof, be ineligible to receive Options, Restricted Stock Awards or Performance Awards under the Plan unless prohibited by the plan of such subsidiary.

    Nothing in the Plan or any Option, Restricted Stock Award or Performance Award agreement shall be construed to constitute or be evidence of an agreement or understanding, expressed or implied, on the part of the Corporation or its subsidiaries to employ any person for any specific period of time.

7.  OPTIONS AND SARS

       (A) Number of Shares. The Committee may, in its discretion, grant Options to such eligible persons as may be selected by the Committee. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an Option. With respect to each Option, the Committee shall determine the number of shares subject to the Option and the manner and the time of exercise of such Option. The Committee shall make such other determinations which in its discretion are fitting and proper.

        (B) Stock Option Agreement. Each Option shall be evidenced by a stock option agreement in such form containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify certain Options as "incentive stock options" under Section 422 of the Code. An incentive stock option may not be granted to any person who is not an employee of the Corporation or any parent or subsidiary (as defined in Section 424 of the Code). Each incentive stock option shall be granted within ten years of the earlier of the date the Plan is adopted by the Corporation's Board of Directors and the date the Plan is approved by the stockholders of the Corporation. To the extent that the aggregate fair market value (determined as of the date of grant) of shares of Common Stock with respect to which Options designated as incentive stock options are exercisable for the first time by a person during any calendar year exceeds the amount (currently $100,000) established by the Code, such Options shall be deemed to be nonqualified stock options.

        (C) Option Price and Term of Option. The purchase price per share of the Common Stock under each Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the fair market value of the Common Stock at the date such Option is granted; provided, further, that if an incentive stock option shall be granted to any person who, at the time such Option is granted, owns capital stock of the Corporation possessing more than ten percent of the total combined voting power of all classes of capital stock of the Corporation (or of any parent or subsidiary of the Corporation) (a "Ten Percent Holder"), such purchase price shall be the price (currently 110% of fair market value) required by the Code in order to constitute an incentive stock option.

        The period during which an Option may be exercised shall be determined by the Committee; provided, however, that no incentive stock option shall be exercised later than ten years after its date of grant; provided further, that if an incentive stock option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the exercisability of all or a portion of an Option. The Committee shall determine whether an Option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable Option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

       (D) Payment. An Option may be exercised by giving written notice to the Corporation specifying the number of shares of Common Stock to be purchased and accompanied by payment of the purchase price in full (or arrangement made for such payment to the Corporation's satisfaction). As set forth in the agreement evidencing the Option, the purchase price may be paid (a) in cash or (b) by delivery (either actual delivery or by attestation procedures established by the Corporation) of previously-owned whole shares of Common Stock (for which the holder has good title, free and clear of all liens and encumbrances and which such holder either (i) has held for at least six months or (ii) has purchased on the open market) valued at their fair market value on the date of exercise. If applicable, a person exercising an Option shall surrender to the Corporation any SARs which are canceled by reason of the exercise of such Option.

        (E) Termination of Employment or Service or Death of Holder. In the event of any termination of the employment or service of a Holder with the Corporation or one of its subsidiaries, other than by reason of death or, in the case of a Holder of a nonqualified option, Retirement, the Holder may (unless otherwise provided in the Option agreement) exercise each Option held by such Holder at any time within three months (or one year if the Holder is permanently and totally disabled within the meaning of Section 22(e)(3) of the Code) after such termination of employment or service, but only if and to the extent such Option is exercisable at the date of such termination of employment or service, and in no event after the date on which such Option would otherwise terminate; provided, however, that if such termination of employment or service is for cause or voluntary on the part of the Holder without the written consent of the Corporation, any Option held by such Holder under the Plan shall terminate unless otherwise provided in the Option agreement.

        In the event of the termination of employment or service of a Holder of a nonqualified option by reason of Retirement, then each nonqualified option held by the Holder shall be fully exercisable, and, subject to the following paragraph, such nonqualified option shall be exercisable by the Holder at any time up to and including (but not after) the date on which the nonqualified option would otherwise terminate (unless otherwise provided in the Option agreement).

        Unless otherwise provided in the Option agreement, in the event of the death of a Holder (i) while employed by or providing service to the Corporation or one of its subsidiaries or after Retirement, (ii) within three months after termination of the Holder's employment, other than a termination by reason of death, Retirement or permanent and total disability within the meaning of Section 22(e)(3) of the Code, or (iii) within one year after termination of the Holder's employment by reason of such disability, then each Option held by such Holder may be exercised by the legatees of the Holder under his last will, or by his personal representatives or distributees, at any time within a period of nine months after the Holder's death, but only if and to the extent such Option is exercisable at the date of death (unless death occurs while the Holder is employed by or providing service to the Corporation or one of its subsidiaries, in which case each Option held by the Holder shall be fully exercisable), and in no event after the date on which such Option would otherwise terminate.

        (F) Privileges of the Holder as Stockholder. The Holder shall be entitled to all the privileges and rights of a stockholder with respect only to such shares of Common Stock as have been actually purchased under the Option and registered in the Holder's name.

       (G) SARs. The Committee may, in its sole discretion, grant an SAR (concurrently with the grant of the Option or, in the case of a nonqualified option which is not intended to be qualified performance-based compensation under Section 162(m) of the Code and the rules and regulations thereunder, subsequent to such grant) to any Holder of any Option granted under the Plan (or such Holder's legatees, personal representatives or distributees then entitled to exercise such Option). The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. An SAR may be exercised (i) by giving written notice to the Corporation specifying the number of SARs which are being exercised and (ii) by surrendering to the Corporation any Options which are canceled by reason of the exercise of the SAR. An SAR shall be exercisable upon such additional terms and conditions as may from time to time be prescribed by the Committee. No fractional share shall be issued upon the exercise of any SAR.

       (H) Non-Transferability. Unless otherwise specified in the agreement evidencing an Option or SAR, no Option or SAR hereunder shall be transferable other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Corporation. Except to the extent permitted by the foregoing sentence, each Option or SAR may be exercised during the Holder's lifetime only by the Holder or the Holder's legal representative or similar person. Except as permitted by the second preceding sentence, no Option or SAR hereunder shall be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any Option or SAR hereunder, such Option or SAR and all rights thereunder shall immediately become null and void.

8.  RESTRICTED STOCK AWARDS

       (A) Restriction Period to Be Established by the Committee. At the time of the making of a Restricted Stock Award, the Committee shall establish a period of time (the "Restriction Period") applicable to such award. The Committee may establish different Restriction Periods from time to time and each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met during the Restriction Period as a condition to the vesting of all or a portion of the shares of Common Stock subject to a Restricted Stock Award and for the forfeiture of all or a portion of such shares if such Performance Measures shall not be satisfied or met during the Restriction Period. Notwithstanding anything contained herein to the contrary, in the case of a Restricted Stock Award intended to be qualified performance-based compensation under Section 162(m) and the rules and regulations thereunder, shares of Common Stock subject thereto shall not be vested until the Committee certifies in writing that the applicable Performance Measures for the performance period have in fact been achieved.

        (B) Other Terms and Conditions. Common Stock, when awarded pursuant to a Restricted Stock Award, shall be represented by a stock certificate or book-entry credits registered in the name of the Holder who receives the Restricted Stock Award or a nominee for the benefit of the Holder. The Holder shall have the right to receive dividends (or the cash equivalent thereof) during the Restriction Period and shall also have the right to vote such Common Stock and all other stockholder rights (in each case unless otherwise provided in the agreement evidencing the Restricted Stock Award), with the exception that (i) the Holder shall not be entitled to delivery of the stock certificate (or the removal of restrictions in the Corporation's books and records) until the Restriction Period established by the Committee pursuant to Paragraph 8(A) shall have expired or lapsed, (ii) the Corporation shall retain custody of the stock certificate during the Restriction Period, (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or dispose of such Common Stock during the Restriction Period, and (iv) a breach of restriction or breach of terms and conditions established by the Committee pursuant to the Restricted Stock Award shall cause a forfeiture of the Restricted Stock Award. If requested by the Corporation, a Holder of a Restricted Stock Award shall deposit with the Corporation stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Corporation, which would permit transfer to the Corporation of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. A distribution with respect to shares of Common Stock, other than a distribution in cash, shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made, unless otherwise determined by the Committee. The Committee may, in addition, prescribe additional restrictions, terms or conditions upon or to the Restricted Stock Award in the manner prescribed by Paragraph 4. The Committee may, in its sole discretion, also establish rules pertaining to the Restricted Stock Award in the event of termination of employment or service (by Retirement, disability, death or otherwise) of a Holder of such award prior to the expiration of the Restriction Period.

        (C) Restricted Stock Award Agreement. Each Restricted Stock Award shall be evidenced by an agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve.

       (D) Payment for Restricted Stock. Restricted Stock Awards may be made by the Committee whereby the Holder receives Common Stock subject to those terms, conditions and restrictions established by the Committee but is not required to make any payment for said Common Stock. The Committee may also establish terms as to each Holder whereby such Holder, as a condition to the Restricted Stock Award, is required to pay, in cash or other consideration, all (or any lesser amount than all) of the fair market value of the Common Stock, determined as of the date the Restricted Stock Award is made.

        (E) Termination of Employment or Service or Death of Holder. A Restricted Stock Award shall terminate for all purposes if the Holder does not remain continuously in the employ or service of the Corporation or a subsidiary at all times during the applicable Restriction Period, except as may otherwise be determined by the Committee.

9.  PERFORMANCE AWARDS

       (A) Performance Period. The Committee shall establish with respect to each Performance Award a performance period over which performance shall be measured. The performance period shall be established at the time of such award.

        (B) Performance Awards. Each Performance Award shall have a maximum value established by the Committee at the time of such award.

        (C) Performance Measures. Performance Awards shall be awarded to an eligible person contingent upon future performance of the Corporation and/or the Corporation's subsidiary, division or department in which such person is employed over the performance period. The Committee shall establish the Performance Measures applicable to such performance.

       (D) Award Criteria. In determining the value of Performance Awards, the Committee shall take into account an eligible person's responsibility level, performance, potential, cash compensation level, unexercised stock options, other incentive awards and such other considerations as it deems appropriate. Notwithstanding the preceding sentence, to the extent necessary for a Performance Award payable in cash to be qualified performance-based compensation under Section 162(m) of the Code and the rules and regulations thereunder, the maximum amount that may be paid under all such Performance Awards to anyone person during any period of three calendar years shall be $10,000,000.

        (E) Payment. Following the end of each performance period, the Holder of each Performance Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Award, based on the achievement of the Performance Measures for such performance period, as determined by the Committee. Payment of Performance Awards may be made wholly in cash, wholly in shares of Common Stock or a combination thereof, all at the discretion of the Committee. Payment shall be made in a lump sum or in installments, and shall be subject to such vesting and other terms and conditions as may be prescribed by the Committee for such purpose. Notwithstanding anything contained herein to the contrary, in the case of a Performance Award intended to be qualified performance-based compensation under Section 162(m) and the rules and regulations thereunder, no payment shall be made under any such Performance Award until the Committee certifies in writing that the Performance Measures for the performance period have in fact been achieved.

        (F) Termination of Employment or Service or Death of Holder. A Performance Award shall terminate for all purposes if the Holder does not remain continuously in the employ or service of the Corporation or a subsidiary at all times during the applicable performance period, except as may otherwise be determined by the Committee.

        In the event that a Holder of a Performance Award ceases to be an employee or director of the Corporation following the end of the applicable performance period but prior to full payment according to the terms of the Performance Award, payment shall be made in accordance with terms established by the Committee for the payment of such Performance Award.

       (G) Other Terms and Conditions. When a Performance Award is payable in installments in Common Stock, if determined by the Committee, one or more stock certificates or book-entry credits registered in the name of the Holder representing shares of Common Stock which would have been issuable to the Holder of the Performance Award if such payment had been made in full on the day following the end of the applicable performance period may be registered in the name of such Holder, and during the period until such installment becomes due such Holder shall have the right to receive dividends (or the cash equivalent thereof) and shall also have the right to vote such Common Stock and all other stockholder rights (in each case unless otherwise provided in the agreement evidencing the Performance Award), with the exception that (i) the Holder shall not be entitled to delivery of any stock certificate until the installment payable in shares becomes due,
    (ii) the Corporation shall retain custody of any stock certificates until such time and (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or dispose of such Common Stock until such time. A distribution with respect to shares of Common Stock payable in installments which has not become due, other than a distribution in cash, shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made, unless otherwise determined by the Committee.

       (H) Performance Award Agreements. Each Performance Award shall be evidenced by an agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve.

10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION; CHANGE IN CONTROL

       (A) Notwithstanding any other provision of the Plan, (i) the number and class of securities or other consideration subject to any Option or to be delivered pursuant to any Restricted Stock Award or Performance Award and
    (ii) the Option or Restricted Stock Award price shall be appropriately adjusted by the Committee, whose determination shall be conclusive, in the event of a stock split, stock dividend, spin-off, split-up, recapitalization, merger, consolidation, combination or exchange of shares, or the like. In such event, the maximum number and class of securities available under the Plan, and the number and class of securities subject to Options, SARs, Restricted Stock Awards or Performance Awards, shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

        (B) (i) In the event of a "change in control" (as hereinafter defined) pursuant to subparagraph (C)(i) or (ii) below, or in the event of a change in control pursuant to subparagraph (C)(iii) or (iv) below in connection with which the holders of Common Stock receive consideration other than shares of common stock that are registered under Section 12 of the Exchange
    Act:

           (1) (x) each Option granted under the Plan shall be exercisable in full, (y) each Holder of an Option shall receive from the Corporation within 60 days after the change in control, in exchange for the surrender of the Option or any portion thereof to the extent the Option is then exercisable in accordance with clause (x), an amount in cash equal to the difference between the fair market value (as determined by the Committee) on the date of the change in control of the Common Stock covered by the Option or portion thereof which is so surrendered and the purchase price of such Common Stock under the Option and (z) each SAR shall be surrendered by the Holder thereof and shall be canceled simultaneously with the cancellation of the related Option, provided, however, that the Committee shall have the discretion to provide that there shall be substituted for such shares of Common Stock subject to an outstanding Option a number and a class of securities of the entity effecting the change in control such that the purchase price per security shall be appropriately adjusted by the Committee (whose determination shall be conclusive), such adjustments to be made without any increase in the aggregate purchase price;

           (2) each Holder of a Restricted Stock Award shall receive from the Corporation within 60 days after the change in control, in exchange for the surrender of the Restricted Stock Award, an amount in cash equal to the difference between the fair market value (as determined by the Committee) on the date of the change in control of the Common Stock subject to the Restricted Stock Award and the purchase price, if any, of such Common Stock;

           (3) each Holder of a Performance Award for which the performance period has not expired shall receive from the Corporation within 60 days after the change in control, in exchange for the surrender of the Performance Award, an amount in cash equal to the product of the value of the Performance Award and a fraction, the numerator of which is the number of whole months which have elapsed from the beginning of the performance period to the date of the change in control, and the denominator of which is the number of whole months in the performance period; and

           (4) each Holder of a Performance Award that has been earned but not yet paid shall receive an amount in cash equal to the value of the Performance Award.

        (ii) Notwithstanding any other provision of the Plan or any agreement relating to an Option, Restricted Stock Award or Performance Award, in the event of a change in control pursuant to subparagraph (C)(iii) or
    (iv) below in connection with which the holders of Common Stock receive shares of common stock that are registered under Section 12 of the Exchange
    Act:

           (1) each Option and SAR granted under the Plan shall be exercisable in full;

           (2) the Restriction Period applicable to any outstanding Restricted Stock Award shall lapse and, if applicable, any other restrictions, terms or conditions shall lapse and/or be deemed to be satisfied at the maximum value or level;

           (3) the Performance Measures applicable to any outstanding Performance Award shall be deemed to be satisfied at the maximum value; and

           (4) there shall be substituted for each share of Common Stock remaining available under the Plan, whether or not then subject to an outstanding Option (and SAR), Restricted Stock Award or Performance Award, the number and class of shares into which each outstanding share of Common Stock shall be converted pursuant to such change in control. In the event of any such substitution, the purchase price per share in the case of an Option or Restricted Stock Award shall be appropriately adjusted by the Committee (whose determination shall be conclusive), such adjustments to be made without any increase in the aggregate purchase price.

       (C) For purposes of this paragraph, the term "change in control" shall mean:

           (i) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of cumulatively, 25% or more of either (x) the then outstanding shares of common stock of the Corporation (the "Outstanding Common Stock") or (y) the combined voting power of the then outstanding securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Corporation (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Corporation), (2) any acquisition by the Corporation, (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation; (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of clause
       (iii) in this definition of change
       in control; or (5) any acquisition by PepsiCo, Inc., a North Carolina corporation, or any affiliate thereof (collectively, "PepsiCo"), provided that following such acquisition, PepsiCo does not own more than 49% of the Outstanding Common Stock or Outstanding Voting Securities;

          (ii) individuals who, as of the effective date of the Plan, constitute the Board of Directors of the Corporation (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided, however, that any individual who becomes a director of the Corporation subsequent to such effective date whose election, or nomination for election by the Corporation's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Corporation as a result of an actual or threatened solicitation by a person or group for the purpose of opposing a solicitation by any other person or group with respect to the election or removal of directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board of Directors shall not be deemed a member of the Incumbent Board;

          (iii) the consummation of a reorganization, merger or consolidation of the Corporation or sale or other disposition of all or substantially all of the assets of the Corporation (a "Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which (1) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 66 2/3% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (2) no Person (other than: the Corporation; any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 25% or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 25% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

          (iv) the consummation of a plan of complete liquidation or dissolution of the Corporation.

       (D) With respect to any Holder of an Option or SAR who is subject to
    Section 16 of the Exchange Act, (i) notwithstanding the exercise periods set forth in Paragraph 7(E) or as set forth pursuant to Paragraph 7(E) in any agreement evidencing such Option or SAR and (ii) notwithstanding the expiration date of the term of such Option or SAR, in the event the Corporation is involved in a business combination which is intended to be treated as a pooling of interests for financial accounting purposes (a "Pooling Transaction") or pursuant to which such Holder receives a substitute option to purchase securities of any entity, including an entity directly or indirectly acquiring the Corporation, then each Option or SAR (or option or stock appreciation right in substitution thereof) held by such Holder shall be exercisable to the extent set forth in the agreement evidencing such Option or SAR until and including the latest of (x) the expiration date of the term of the Option or SAR or, in the event of such Holder's termination of employment or service, the date determined pursuant to Paragraph 7(E), (y) the date which is six months and ten business days after the consummation of such business combination and (z) the date which is ten business days after the date of expiration of any period during which such Holder may not dispose of a security issued in the Pooling Transaction in order for the Pooling Transaction to be accounted for as a pooling of interests.

11. WITHHOLDING TAXES

       (A) If provided in the agreement evidencing an Option, SAR, Restricted Stock Award or Performance Award, the Holder thereof may elect, by written notice to the Corporation at the office of the Corporation designated for that purpose, to pay through withholding by the Corporation all or a portion of the estimated federal, state, local and other taxes arising from (1) the exercise of an Option or SAR and (2) the vesting or distribution of shares of Common Stock pursuant to a Restricted Stock Award or Performance Award
    (a) by having the Corporation withhold shares of Common Stock or (b) by delivering previously-owned shares (collectively, "Share Withholding"), in each case being such number of shares of Common Stock as shall have a fair market value equal to the amount of taxes required to be withheld, rounded up to the nearest whole share; provided, however, that such shares of Common Stock may not have a fair market value in excess of the amount determined by applying the minimum statutory withholding rate.

       (B) A Share Withholding election shall be subject to disapproval by the Corporation.

       (C) If the date as of which the amount of tax to be withheld is determined (the "Tax Date") is deferred until after the exercise of an Option or SAR, the expiration of the Restriction Period applicable to a Restricted Stock Award or the payment of a Performance Award, and if the Holder elects Share Withholding, the Corporation may issue to the Holder the full number of shares of Common Stock, if any, resulting from such exercise, expiration or payment and the Holder shall be unconditionally obligated to deliver to the Corporation on the Tax Date such number of shares of Common Stock as shall have an aggregate fair market value equal to the amount to be withheld on the Tax Date, rounded up to the nearest whole share.

       (D) The fair market value of shares of Common Stock used for payment of taxes, as provided in this Paragraph 11, shall be the mean sale price per share, as reported for New York Stock Exchange Composite Transactions, on the Tax Date.

12. TERMINATION OF PLAN

    The Plan may be terminated at any time by the Board of Directors, except with respect to any Options, SARs, Restricted Stock Awards or Performance Awards outstanding. The Corporation reserves the right to restrict, in whole or in part, the exercise of any Options or SARs or the delivery of Common Stock pursuant to any Restricted Stock Awards or Performance Awards granted under the Plan until such time as,

       (A) any legal requirements or regulations have been met relating to the issuance of the shares covered thereby or to their registration under the Securities Act of 1933 or to any applicable State laws; and

       (B) satisfactory assurances are received that the shares when issued will be duly listed on the New York Stock Exchange, Inc.

13. AMENDMENT OF THE PLAN

    The Board of Directors may amend the Plan; provided, however, that without the approval of the stockholders the Board of Directors may not amend the Plan, subject to Paragraph 10, to (a) increase the maximum number of shares which may be issued on exercise of Options or SARs or pursuant to Restricted Stock Awards or Performance Awards granted under the Plan or (b) effect any change inconsistent with Section 422 of the Code.

14. EFFECT OF THE PLAN

    Neither the adoption of the Plan nor any action of the Board of Directors or the Committee shall be deemed to give any person any right to be granted any Option, a right to a Restricted Stock Award or a right to a Performance Award or any rights hereunder except as may be evidenced by an Option agreement, Stock Award agreement or Performance Award agreement, duly executed on behalf of the Corporation, and then only to the extent and on the terms and conditions expressly set forth therein.

15. GOVERNING LAW

    The Plan, each Option, Restricted Stock Award and Performance Award and the related agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

16. FOREIGN EMPLOYEES

    Without amending the Plan, the Committee may grant awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its subsidiaries operates or has employees.

/X/ PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.
       THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION TO THE CONTRARY IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS AND FOR THE APPROVAL OF THE WHITMAN CORPORATION 2000 STOCK INCENTIVE PLAN.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF DIRECTORS AND FOR
ITEM 2.

                            FOR             WITHHELD
Item 1. Election of
        Directors           / /               / /
        (see
        reverse).
For, except vote withheld from the following:

------------------------

                                    FOR         AGAINST        ABSTAIN
Item 2. Proposal to
        approve the Whitman         / /           / /            / /
        Corporation 2000
        Stock Incentive
        Plan


        SPECIAL ACTION

Change of Address/             / /
Comments


Discontinue Annual Report     / /
Mailing for this Account


Will attend Annual Meeting    / /


NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT
OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR,
ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE
AS SUCH.

------------------------------------------------------------
                                                        2000
------------------------------------------------------------
SIGNATURE(S)                                    DATE

------------------------------------------------------------------------------
                           FOLD AND DETACH HERE



                           WHITMAN CORPORATION
                    ANNUAL MEETING OF SHAREHOLDERS
               THURSDAY, MAY 4, 2000, AT 10:30 A.M. EST


                             HOTEL DU PONT
                       11TH AND MARKET STREETS
                         WILMINGTON, DELAWARE

P R O X Y


                         WHITMAN CORPORATION

        PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
   THE COMPANY FOR THE ANNUAL MEETING OF SHAREHOLDERS--MAY 4, 2000

The undersigned hereby constitutes and appoints Bruce S. Chelberg, Martin M. Ellen and Steven R. Andrews, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of Whitman Corporation to be held in the Hotel du Pont, Christina Room, 11th and Market Streets, Wilmington, Delaware at 10:30 a.m. EST on Thursday May 4, 2000 and at any adjournments thereof, on all matters coming before said meeting.

Election of Directors, Nominees.                  (Change of Address/Comments)
                                                ------------------------------
Herbert M. Baum, Bruce S. Chelberg, Richard     ------------------------------
G. Cline, Pierre S. du Pont, Archie R. Dykes,   ------------------------------
Charles W. Gaillard, Jarobin Gilbert, Jr.,      (If you have written in the
Victoria B. Jackson, Robert F. Sharpe, Jr.      above space, please mark the
Karl M. von der Heyden                          corresponding Box on the
                                                reverse side of this card.)
This Proxy also serves as a voting instruction card to the Trustee for shares, if any, held in the trust for the Company's Retirement Savings Plan.


SHAREHOLDERS ARE REQUESTED TO MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE, AND TO RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.

                                                                  SEE REVERSE
                                                                      SIDE

------------------------------------------------------------------------------
                         FOLD AND DETACH HERE



    THIS PROXY SHOULD BE MAILED IN THE ENCLOSED ADDRESSED ENVELOPE (NO POSTAGE REQUIRED IF MAILED IN THE UNITED STATES). TO ASSURE THE NECESSARY REPRESENTATION AT THE ANNUAl MEETING, PLEASE DATE AND SIGN THIS PROXY AND MAIL IT IN THE ENCLOSED ENVELOPE. PLEASE MAIL YOUR PROXY EVEN THOUGH YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU VOTE IN PERSON AT THE ANNUAL MEETING, YOUR PROXY WILL NOT BE USED.